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                                                EXHIBIT 2.2

                        EARN-OUT AGREEMENT


          This EARN-OUT AGREEMENT (the "Agreement") is entered into this 21st day of July, 1995 by and between SoftKey
International Inc., a Delaware corporation ("SoftKey"), and
Helmut Kunkel ("Kunkel").

          SoftKey is entering into a Share Purchase Agreement (the "Purchase Agreement") on the date hereof with Kunkel and Ziff-Davis Verlag GmbH, a German limited liability company, providing for the acquisition by SoftKey of tewi Verlag GmbH, a German limited liability company ("tewi"). SoftKey is also entering into a Stock Restriction and Repurchase Agreement on the date hereof with Kunkel (the "Restriction and Repurchase Agreement"). Tewi is entering into an employment agreement on the date hereof with Kunkel (the "Employment Agreement").

          This Agreement is the Earn-Out Agreement referred to in
Section 1.2 of the Purchase Agreement.

          In further consideration of the foregoing and the respective representations, warranties, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, SoftKey and Kunkel agree as follows:

          1. DEFINITIONS. The following terms shall have the following meanings when used herein:

          "Adjusted Operating Income" shall mean Operating Income adjusted to exclude any (i) intercorporate transfer pricing adjustments over and above any direct manufacturing costs (including normal fixed manufacturing overhead allocations), royalties paid to third parties and any co-publishing or joint venture allocations, (ii) intercorporate management or service fees and (iii) any interest or financing charges on intercorporate indebtedness

          "Commission" shall mean the United States Securities and Exchange Commission

          "Common Stock" shall mean the common stock, par value
$.01 per share, of SoftKey

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          "Earn-Out Amount" shall mean up to DM 2,160,000

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended

          "Installment Calculation Price" shall mean the weighted average closing price of the Common Stock during the first twenty
(20) days following the last completed fiscal year during which the Common Stock is (i) quoted on the NNM or (ii) listed on a national securities exchange, provided, that if the Common Stock is not so quoted or listed during such period, the board of directors of SoftKey shall determine a fair price for purposes of this Agreement

          "NNM" shall mean the Nasdaq National Market

          "Operating Income" shall mean tewi's operating income as reflected on the 1996 Income Statement or the 1997 Income
Statement, as the case may be

          "Securities Act" shall mean the Securities Act of 1933, as amended

          "1996 Applicable Installment" shall mean an amount equal to DM 900,000 multiplied by a fraction, the numerator of which shall be tewi's 1996 bona fide gross revenue and the denominator of which shall be the 1996 Revenue Target up to a maximum amount in any case of DM 1,080,000

          "1996 Income Statement" shall mean the income statement of tewi for the fiscal year ending December 31, 1996, adjusted to comply with the requirements of U.S. generally accepted accounting principles, including, without limitation, Statement of Accounting Standards No. 109

          "1996 Prerequisite Conditions" shall mean the conditions that (i) tewi's 1996 bona fide gross revenue shall equal at least eighty percent (80%) of the 1996 Revenue Target and (ii) tewi's 1996 Adjusted Operating Income shall equal at least ten percent (10%) of tewi's 1996 bona fide gross revenue

          "1996 Revenue Target" shall mean DM 5,750,000


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          "1997 Applicable Installment" shall mean an amount
equal to DM 900,000 multiplied by a fraction, the numerator of which shall be tewi's 1997 bona fide gross revenue and the denominator of which shall be the 1997 Revenue Target up to a maximum amount in any case of DM 1,080,000

          "1997 Income Statement" shall mean the income statement of tewi for the fiscal year ending December 31, 1997, adjusted to comply with the requirements of U.S. generally accepted accounting principles, including, without limitation, Statement of Accounting Standards No. 109

          "1997 Prerequisite Conditions" shall mean the conditions that (i) tewi's 1997 bona fide gross revenue shall equal at least eighty percent (80%) of the 1997 Revenue Target and (ii) tewi's 1997 Adjusted Operating Income shall equal at least ten percent (10%) of tewi's 1997 bona fide gross revenue

          "1997 Revenue Target" shall mean a 1997 DM gross revenue target amount for tewi mutually agreed upon by SoftKey and Kunkel on or before August 1, 1996 or, if SoftKey and Kunkel are unable in good faith to mutually agree upon such a target amount, then DM 46,475,000

          2. EARN-OUT. In addition to other payments by SoftKey and/or tewi to Kunkel set forth in the Purchase Agreement and the Employment Agreement, SoftKey shall pay Kunkel the Earn-Out Amount in accordance with the terms of this Agreement as follows:

              a. the 1996 Applicable Installment shall be paid on April 30, 1997, provided, that the 1996 Prerequisite Conditions shall have been satisfied (such satisfaction to be determined by SoftKey not later than April 15, 1997); and

              b. the 1997 Applicable Installment shall be paid on April 30, 1998, provided, that the 1997 Prerequisite Conditions shall have been satisfied (such satisfaction to be determined by SoftKey not later than April 15, 1998).

          3. PAYMENT. Payment of the 1996 Applicable Installment and the 1997 Applicable Installment pursuant

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to Section 2 hereof shall be satisfied by delivery of a number of shares of Common Stock determined as follows:

              a. the number of shares of Common Stock to be delivered in satisfaction of the 1996 Applicable Installment shall be calculated by dividing the DM amount of the 1996 Applicable Installment by the DM amount which equals one U.S. dollar based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on the first day of fiscal year 1996 on which such rate is quoted by the Federal Reserve Bank of New York and dividing such quotient by the Installment Calculation Price; and

              b. the number of shares of Common Stock to be delivered in satisfaction of the 1997 Applicable Installment shall be calculated by dividing the DM amount of the 1997 Applicable Installment by the DM amount which equals one US dollar based on the Noon Buying Rate on the first day of fiscal year 1997 on which such rate is quoted by the Federal Reserve Bank of New York and dividing such quotient by the Installment Calculation Price.

          4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Kunkel represents and warrants to and covenants with SoftKey as follows:

              a. SECURITIES ACT REGISTRATION. Kunkel understands that any shares of Common Stock delivered pursuant hereto (the "Shares") are not registered under the Securities Act and that such Shares are being issued and sold to Kunkel based upon an exemption from registration predicated in part on the accuracy and completeness of Kunkel's representations and warranties made herein.

              b. INVESTMENT INTENT. The Shares are being acquired by Kunkel for investment for Kunkel's own account, not as a nominee or agent for any other person, firm, corporation or other entity and not with a view to the sale or distribution of all or any part thereof in contravention of the Securities Act and the rules and regulations promulgated thereunder; provided, however, that the parties hereto acknowledge that Kunkel may dispose of some or all of the Shares pursuant to an effective registration statement under the Securities Act, as set forth herein. Kunkel does not have any con-

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tract, undertaking, agreement or arrangement with any person, firm, corporation or other entity to sell, transfer or grant any participation in or otherwise distribute any or all of such Shares to any person, firm, corporation or other entity. Kunkel agrees that he will not sell or otherwise transfer the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

              c. TRANSFER OF SHARES. Kunkel and SoftKey agree that subject to the terms and provisions hereof, Kunkel may sell, transfer, assign, pledge or otherwise dispose of or encumber (a "Transfer") any Shares. Prior to consummating any Transfer in accordance with this Agreement, except pursuant to the registration provisions of section 3 of the Restriction and Repurchase
Agreement, (1) Kunkel shall have furnished SoftKey with an opinion of counsel satisfactory in form and content to SoftKey to the effect that (A) such Transfer will not require registration of the Shares under the Securities Act or compliance with applicable state securities laws or (B) appropriate action necessary for compliance with the Securities Act and applicable state securities laws has been taken or (2) SoftKey shall have waived, expressly and in writing, its right under clause (1) of this subsection and the proposed transferee of the Shares shall have provided SoftKey with a written agreement or undertaking by which such transferee agrees to be bound by all terms, conditions and limitations of this Agreement applicable to Kunkel (or other person or entity Transferring such Shares to the transferee) as if such transferee were Kunkel; provided, however, that the requirement of a written agreement set forth in this subclause
(2) shall not apply to any Transfer (A) pursuant to an offering registered under the Securities Act, (B) made in accordance with Rule 144 promulgated under the Securities Act ("Rule 144") or (C) effected in a transaction otherwise exempt from registration under the Securities Act.

              d. TRANSFERS PURSUANT TO RULE 144. Kunkel acknowledges that Kunkel has been advised by SoftKey that if and when any Shares may be Transferred without registration under the Securities Act in reliance on Rule 144, such Transfer generally can be made only in limited amounts in accordance with the terms and conditions thereof. In the event that Kunkel intends to

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effect a Transfer of any Shares pursuant to this Agreement and in accordance with Rule 144, Kunkel shall deliver to SoftKey, at or prior to the time of such Transfer, such documentation as SoftKey may reasonably request in connection with such Transfer. Kunkel understands that SoftKey makes no representation or warranty regarding the availability to Kunkel of the "safe harbor" provided by Rule 144.

          5. REGISTRATION. Any shares of Common Stock delivered pursuant to this Agreement shall be subject to the registration provisions set forth in section 3 of the Restriction and Repurchase
Agreement.

          6. LEGENDS. Kunkel hereby agrees that the certificate or certificates for the Shares shall have endorsed thereon, as applicable, the following (or substantially equivalent) legends:

              a.  "The securities represented by this
certificate have not been registered under the Securities Act of 1933, as amended. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, offered for sale, transferred, assigned or pledged in the absence of an effective registration statement for such shares under the Securities Act of 1933, as amended, and all applicable state securities laws or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act and such state securities laws."

              b. Any legend required to be placed thereon by any applicable state securities law.

          7.  General Provisions.
              -------------------

              a. NO ASSIGNMENTS. Kunkel shall not transfer, assign or encumber any of his rights, privileges, duties or obligations under this Agreement without the prior written consent of SoftKey, and any attempt to transfer, assign or encumber such rights, privileges, duties or obligations shall be void.

              b. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, if sent by


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Federal Express or other overnight courier or delivery service or if mailed by registered or certified mail (postage paid, return receipt requested) to the parties at the following addresses (or to such other address for a party as shall be specified by like notice):

               If to SoftKey, to

               SoftKey International Inc.
               On Athenaeum Street
               Cambridge, Massachusetts  02142
               Attention:  Neal S. Winneg, Esq.

               With a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               One Beacon Street
               Boston, Massachusetts  02108
               Attention:  Louis A. Goodman, Esq.

               If to Kunkel, to

               Helmut Kunkel
               Dietlindenstrasse 20b
               80802 Munich

The address of a party, for the purposes of this Section 6(b), may be changed by any party by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

               c. CHOICE OF LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the Commonwealth of Massachusetts. SoftKey and Kunkel agree that the jurisdiction and venue of any claim, suit, action or proceeding brought hereunder shall be the domicile of the defendant in such claim, suit, action or proceedings.
SoftKey and Kunkel further agree that they will not object to such jurisdiction or venue.

               d. SEVERABILITY. The parties hereto agree that the terms and provisions in this Agreement are

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reasonable and that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its effect (economic or other), shall be as close as possible to the unenforceable or invalid term or provision.

              e. SUCCESSORS. All references in this Agreement to either party shall include any and all successors in interest to either party whether by merger, consolidation, sale of all or substantially all of either party's capital stock, business or assets or otherwise, and this Agreement shall inure to the benefit of the successors and assigns of either party and, subject to the terms set forth herein, shall be binding upon either party, their respective heirs, executors, administrators, successors and permitted assigns.

              f. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

              g. MODIFICATION, AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement shall be effective against SoftKey unless the same shall be in a written instrument signed by an officer of SoftKey on its behalf. Except as otherwise set forth expressly herein, the failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

              h. FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement, and each party specifically agrees to cooperate affirmatively with the other party, to the extent reasonably requested by such

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other party, to enforce the rights of such other party hereunder.

              i. INTEGRATION. This Agreement, together with the Purchase Agreement, the Employment Agreement and the Restriction and Repurchase Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof.

              j. HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          The parties hereto have executed this Agreement under seal as of the date and year first set forth above.

                         SOFTKEY INTERNATIONAL INC.


                         By:         *
                            ------------------------
                            Name: Eckart Wilcke
                            Title: attorney-in-fact


                                     *
                         ------------------------
                         Helmut Kunkel


*    Executed in the Federal Republic of Germany by Notarial Deed.












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